Exhibit 3.31

Form 205 (Revised 01-06) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300	Certificate of Formation Limited Liability Company	This space reserved for office use. FILED In the Office of the Secretary of State of Texas JUL 13 2006 Corporations Section

The filing entity being formed is a limited liability company. The name of the entity is:

ADESA Impact Texas, LLC

The name must contain the words, “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

☒  A. The initial registered agent is an organization (cannot be entity named above) by the name of:

CT Corporation System

OR

❑  B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

❑  C. The business address of the registered agent and the registered office address is:

350 N. St. Paul St.,	Dallas	TX	75201
Street Address	City	State	Zip Code

☒  A. The limited liability company will have managers. The name and address of each initial manager are set forth below.

❑  B. The limited liability company will not have managers. The company will be governed by its members, and the name and address or each initial member are set forth below.

	IF INDIVIDUAL

	A.R. Sales
	First Name M.I. Last Name Suffix

OR
IF ORGANIZATION

	_______________________________________________________________________________________________________
Organization Name

ADDRESS

13085 Hamilton Crossing Blvd.	Carmel	IN	US	46032
Street or Mailing Address	City	State	Country	Zip Code

IF INDIVIDUAL

Bradley		A.	Todd
First Name		M.I.	Last Name	Suffix

OR
IF ORGANIZATION

Organization Name

ADDRESS

13085 Hamilton Crossing Blvd.	Carmel	IN	US	46032
Street or Mailing Address	City	State	Country	Zip Code

IF INDIVIDUAL

	Patrick		Walsh
First Name		M.I.	Last Name	Suffix

OR
IF ORGANIZATION

Organization Name

ADDRESS

13085 Hamilton Crossing Blvd.	Carmel	IN	US	46032
Street or Mailing Address	City	State	Country	Zip Code

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

The name and address of the organizer:

Michelle Mallon

Name

13805 Hamilton Crossing Blvd.	Carmel	IN	46032
Street or Mailing Address	City	State	Zip Code

A.☒  This document becomes effective when the document is filed by the secretary of state.

B.❑  This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C.❑  This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:                      The following event or fact will cause the document to take effect in the manner described below:

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date: 7/13/06

/s/ Michelle Mallon
Signature of Organizer

3